News Release

Contacts:

Alex Ko    Angie Yang
EVP & Chief Financial Officer    SVP, Director of Investor Relations
213-427-6560    & Corporate Communications
alex.ko@bankofhope.com     213-251-2219
angie.yang@bankofhope.com

HOPE BANCORP REPORTS 2018 THIRD QUARTER FINANCIAL RESULTS

Q3 2018 Highlights:

•	New loan disbursements of $784.1 million

•	Loans receivable of $11.93 billion reflects a 2% increase over Q2 2018; 7% year-to-date

•	Total deposits of $12.05 billion reflects a 3% increase over Q2 2018; 11% year-to-date

•	Q3 net income totals $46.4 million, or $0.36 per diluted common share

•	Completed $100 million share buyback plan on July 26, 2018, with an aggregate 5,565,696 shares repurchased since Q2 2018

•	Board authorization of new $50 million share repurchase program

LOS ANGELES - October 16, 2018 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for the three and nine months ended September 30, 2018. Net income for the 2018 third quarter totaled $46.4 million, or $0.36 per diluted common share. This compares with net income for the 2018 second quarter of $47.5 million, or $0.36 per diluted common share and $44.6 million, or $0.33 per diluted common share, for the 2017 third quarter.

“Bank of Hope delivered a successful quarter in terms of business development with loan originations of $784 million, resulting in a 7% increase in loans receivable year-to-date,” said Kevin S. Kim, President and Chief Executive Officer. “At the same time, the deposit environment has become increasingly more challenging, which impacted our bottom line results. We have implemented a number of initiatives to enhance our deposit mix and the value of our overall franchise. While we recognize that any deposit strategy will take time to deliver results, we believe our efforts will improve our sensitivity to market rates and lead to enhanced profitability longer term. The Board and management remain confident about the prospects of Bank of Hope and will continue to focus on driving value creation for all of our stakeholders,” said Kim.

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Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	9/30/2018	6/30/2018	9/30/2017
Net income	$46,378	$47,530	$44,564
Diluted earnings per share	$0.36	$0.36	$0.33
Net interest income before provision for loan losses	$123,147	$122,819	$123,263
Net interest margin	3.47%	3.61%	3.83%
Noninterest income	$13,447	$15,269	$16,246
Noninterest expense	$67,455	$71,629	$61,837
Net loans receivable	$11,836,553	$11,581,559	$10,879,341
Deposits	$12,045,619	$11,734,595	$10,993,320
Nonaccrual loans (1) (2)	$56,299	$68,226	$43,323
ALLL to loans receivable	0.76%	0.77%	0.76%
ALLL to nonaccrual loans (1) (2)	160.98%	131.74%	193.05%
ALLL to nonperforming assets (1) (2)	76.67%	69.60%	66.51%
Provision for loan losses	$7,300	$2,300	$5,400
Net charge offs (recoveries)	$6,552	$(1,120)	$1,841
Return on average assets (“ROA”)	1.24%	1.30%	1.30%
Return on average equity (“ROE”)	9.76%	9.89%	9.26%
Noninterest expense / average assets	1.80%	1.96%	1.80%
Efficiency ratio	49.38%	51.87%	44.32%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation
(2) Excludes purchased credit-impaired loans

Operating Results for the 2018 Third Quarter

The comparability of the Company’s operating results with past performance is impacted by acquisition accounting adjustments and merger-related expenses associated with past and current acquisitions. The Company provides the following supplemental information to facilitate a better understanding of financial performance. Net interest income and operating income for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017 included the following pre-tax acquisition accounting adjustments and merger-related expenses associated with past acquisitions:

(dollars in thousands) (unaudited)	Three Months Ended
	9/30/2018	6/30/2018	9/30/2017
Accretion on purchased non-impaired loans	$2,969	$3,189	$4,566
Accretion on purchased credit-impaired loans	5,239	5,959	5,815
Amortization of premium on low income housing tax credits	(84)	(85)	(84)
Amortization of premium on acquired FHLB borrowings	356	352	357
Accretion of discount on acquired subordinated debt	(271)	(269)	(262)
Amortization of premium on acquired time deposits and savings	—	—	206
Amortization of core deposit intangibles	(615)	(615)	(676)
Total acquisition accounting adjustments	$7,594	$8,531	$9,922
Merger-related expenses	—	—	(260)
Total	$7,594	$8,531	$9,662

Net Interest Income. Net interest income before provision for loan losses for the 2018 third quarter totaled $123.1 million, compared with $122.8 million in the 2018 second quarter and $123.3 million in the year-ago third quarter.

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The net interest margin (net interest income divided by average interest earning assets) for the 2018 third quarter declined 14 basis points to 3.47% from 3.61% in the preceding 2018 second quarter, reflecting the impact of higher deposit costs and a stable loan yield. In the year-ago third quarter, the net interest margin was 3.83%.

The weighted average yield on loans for the 2018 third quarter was flat with the preceding second quarter at 5.16% but increased 9 basis points from 5.07% in the year-ago third quarter. The year-over-year increase in the weighted average yield on loans largely reflects the benefits to the variable rate portion of the Company’s loan portfolio resulting from the increases in the fed funds rate in December of 2017 and March, June and September 2018 of 25 basis points each.

The weighted average cost of deposits for the 2018 third quarter increased to 1.24%, up 18 basis points from 1.06% in the 2018 second quarter and up 49 basis points from 0.75% in the year-ago third quarter. The increase in the weighted average cost of deposits reflects the competitive deposit market, as well as an increase in the higher-rate time deposit balances in the rising interest rate environment.

Noninterest Income. Noninterest income for the 2018 third quarter decreased to $13.4 million from $15.3 million in the 2018 second quarter and $16.2 million in the year-ago third quarter, largely reflecting lower levels of net gains on sales of SBA loans and fluctuations in the gain on sale of residential mortgage loans. Net gains on sales of SBA loans for the 2018 third quarter decreased to $2.3 million from $3.5 million and $3.6 million for the 2018 second quarter and 2017 third quarter, respectively, reflecting a reduction in the premiums on SBA loans. Net gains on sales of residential mortgage loans amounted to $477,000 for the 2018 third quarter, compared with $431,000 and $847,000 for the 2018 second quarter and 2017 third quarter, respectively. In addition, the Company recorded a $1.6 million reduction to other noninterest income to record the fair value reduction on its equity investments for the 2018 third quarter compared with a $1 thousand fair value reduction on equity investments for the 2018 second quarter. There were no fair adjustments recorded on equity investment for the 2017 third quarter.

Noninterest Expense. Noninterest expense for the 2018 third quarter decreased to $67.5 million from $71.6 million in the preceding second quarter, largely reflecting lower levels of compensation expense. For the year-ago third quarter, the Company reported total noninterest expense of $61.8 million, which included the benefit of a $2.8 million reversal of an off-balance sheet provision for unfunded loan commitments.

Salaries and employee benefits expense decreased to $37.0 million for the 2018 third quarter, compared with $40.6 million for the 2018 second quarter and $36.0 million in the prior-year third quarter. The decrease in compensation expense from the 2018 second quarter to the third quarter reflects a proactive management of employee related costs.

Income Tax Provision. The effective tax rate for the 2018 third quarter was 25.0%, compared with 25.9% in the preceding 2018 second quarter and 38.3% in the 2017 third quarter. The 2018 effective tax rates reflect the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which lowered the corporate federal tax rate from 35% to 21% effective January 1, 2018.

Balance Sheet Summary

Loans receivable increased 2% to $11.9 billion at September 30, 2018 from $11.67 billion at June 30, 2018, reflecting a 9% annualized growth rate. Year-over-year, loans receivable increased 9% from $10.96 billion at September 30, 2017.

New loan originations funded during the 2018 third quarter totaled $784.1 million and included SBA loan production of $71.4 million and residential mortgage loan originations of $165.6 million. This compares with 2018 second quarter originations of $792.3 million, including SBA loan production of $87.0 million and residential mortgage loan originations of $182.1 million. In the year-ago third quarter, new loan originations funded totaled $610.9 million, including SBA loan production of $67.9 million and residential mortgage loan originations of $119.9 million.

Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. SBA 7(a) loan originations totaled $52.5 million for the 2018 third quarter, compared with $65.8 million for the second quarter of 2018 and $49.7 million for the year-ago third quarter. During the 2018 third quarter, the Company sold $48.5 million of its SBA loans held for sale, compared with $52.5 million in the immediately preceding second quarter and $49.9 million in the third quarter a year ago.

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Aggregate loan pay offs and pay downs in the 2018 third quarter totaled $495.3 million, compared with $435.1 million for the immediately preceding second quarter and $447.6 million in the year-ago third quarter.

Total deposits at September 30, 2018 amounted to $12.05 billion, up 3% from $11.73 billion at June 30, 2018 and up 11% from $10.99 billion at September 30, 2017.

Credit Quality

The provision for loan and lease losses for the 2018 third quarter was $7.3 million, compared with $2.3 million for the immediately preceding 2018 second quarter and $5.4 million for the year-ago third quarter.

For a more detailed understanding of the changes in the allowance for loan and lease losses (“ALLL”), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as “legacy loans”) and loans acquired through the Wilshire Bancorp, Center Financial, Pacific International and Foster Bankshares transactions (referred to as “purchased loans”). The purchased loans are further segregated between non-impaired and credit-impaired loans.

The composition of the ALLL as of September 30, 2018, June 30, 2018 and September 30, 2017 is as follows:

(dollars in thousands) (unaudited)	9/30/2018	6/30/2018	9/30/2017
Legacy loans (1)	$75,364	$76,048	$70,282
Purchased non-impaired loans (2)	2,411	2,467	2,740
Purchased credit-impaired loans (2)	12,854	11,366	10,611
Total ALLL	$90,629	$89,881	$83,633

Loans receivable	$11,927,182	$11,671,440	$10,962,974
ALLL coverage ratio (excluding loans held for sale)	0.76%	0.77%	0.76%

(1)	Legacy loans include loans originated by the Bank’s predecessor banks, loans originated by Bank of Hope and loans that were acquired that have been refinanced as new loans.

(2)	Purchased loans were marked to fair value at acquisition date, and the ALLL reflects provisions for credit deterioration since the acquisition date.

The Company defines nonperforming loans to include delinquent loans on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding purchased credit-impaired loans) and accruing restructured loans. Nonaccrual loans declined 17% to $56.3 million at September 30, 2018 from $68.2 million at June 30, 2018 and decreased as a percentage of loans receivable to 0.47% from 0.58%, respectively. At September 30, 2017, nonaccrual loans amounted to $43.3 million, or 0.40% of loans receivable. Accruing restructured loans at September 30, 2018 totaled $52.5 million, compared with $49.2 million at June 30, 2018 and $64.8 million at September 30, 2017. Total nonperforming loans amounted to $109.2 million, or 0.92% of loans receivable, at September 30, 2018, compared with $120.5 million, or 1.03% of loans receivable, at June 30, 2018 and $108.5 million, or 0.99% of loans receivable, at September 30, 2017.

Nonperforming assets, including nonperforming loans and OREO, decreased to $118.2 million at September 30, 2018, from $129.1 million at June 30, 2018 and $125.7 million September 30, 2017. As a percentage of total assets, nonperforming assets declined to 0.78% at September 30, 2018, from 0.87% at June 30, 2018 and 0.89% at September 30, 2017.

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Following are the components of criticized loan balances as of September 30, 2018, June 30, 2018 and September 30, 2017:

(dollars in thousands) (unaudited)	9/30/2018	6/30/2018	9/30/2017
Special Mention (1)	$217,746	$139,494	$225,228
Classified (1)	302,719	357,671	348,109
Criticized	$520,465	$497,165	$573,337

(1)	Balances include purchased loans which were marked to fair value on the date of acquisition.

For the 2018 third quarter, the Company recorded net charge offs of $6.6 million, or 0.22% of average loans receivable on an annualized basis, primarily attributed to the charge off of one large relationship that was fully reserved for in a prior quarter. This compares with net recoveries of $1.1 million, or 0.04% of average loans receivable on an annualized basis, for the 2018 second quarter. In the 2017 third quarter, the Company recorded net charge offs of $1.8 million, or 0.07% of average loans receivable on an annualized basis.

The ALLL at September 30, 2018 was $90.6 million, or 0.76% of loans receivable (excluding loans held for sale), compared with $89.9 million, or 0.77% of loans receivable (excluding loans held for sale), at June 30, 2018 and $83.6 million, or 0.76% of loans receivable (excluding loans held for sale), at September 30, 2017. The coverage ratio of the ALLL to nonperforming loans (excluding purchased credit-impaired loans) was 82.98% at September 30, 2018, 74.61% at June 30, 2018 and 77.05% at September 30, 2017.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) totaled $109.2 million at September 30, 2018, compared with $117.8 million at June 30, 2018 and $108.5 million at September 30, 2017.

Capital

At September 30, 2018, the Company and the Bank continued to exceed all regulatory capital requirements to be classified as an “adequately capitalized” or “well-capitalized” financial institution, as summarized in the following table:

	9/30/2018	6/30/2018	9/30/2017	Minimum Guideline for “Well-Capitalized” Institution
Common Equity Tier 1 Capital	11.61%	11.74%	12.29%	6.50%
Tier 1 Leverage Ratio	10.13%	11.06%	11.78%	5.00%
Tier 1 Risk-based Ratio	11.61%	12.52%	13.10%	8.00%
Total Risk-based Ratio	13.10%	13.24%	13.81%	10.00%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	9/30/2018	6/30/2018	9/30/2017
Tangible common equity per share (1)	$10.96	$10.87	$10.72
Tangible common equity to tangible assets (2)	9.66%	9.91%	10.63%

(1)
Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Both tangible common equity and tangible common equity per share are non-GAAP financial measures. A reconciliation of the Company’s total stockholders’ equity to tangible common equity, including and excluding tax reform adjustments, is provided in the accompanying financial information on Table Page 7.

(2)
Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity to tangible assets is a non-GAAP financial measure. A reconciliation of the Company’s total assets to tangible assets, including and excluding tax reform adjustments, is provided in the accompanying financial information on Table Page 7.

Management reviews tangible common equity per share and the tangible common equity to tangible assets ratio in evaluating the Company’s and the Bank’s capital levels and has included these figures in response to market participant

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interest in tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Wednesday, October 17, 2018 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its third quarter ended September 30, 2018. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through October 24, 2018, replay access code 10124319.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $15.2 billion in total assets as of September 30, 2018. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 63 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	9/30/2018	6/30/2018	% change	12/31/2017	% change	9/30/2017	% change
Cash and due from banks	$522,710	$466,364	12%	$492,000	6%	$405,296	29%
Securities available for sale, at fair value	1,854,250	1,835,106	1%	1,720,257	8%	1,868,309	(1)%
Federal Home Loan Bank (“FHLB”) stock and other investments	106,243	104,764	1%	83,142	28%	82,141	29%
Loans held for sale, at the lower of cost or fair value	15,023	26,866	(44)%	29,661	(49)%	11,425	31%
Loans receivable	11,927,182	11,671,440	2%	11,102,575	7%	10,962,974	9%
Allowance for loan losses	(90,629)	(89,881)	(1)%	(84,541)	(7)%	(83,633)	(8)%
Net loans receivable	11,836,553	11,581,559	2%	11,018,034	7%	10,879,341	9%
Accrued interest receivable	33,338	30,954	8%	29,979	11%	29,145	14%
Premises and equipment, net	55,178	56,242	(2)%	56,714	(3)%	55,838	(1)%
Bank owned life insurance	76,081	75,693	1%	74,915	2%	74,514	2%
Goodwill	464,450	464,450	—%	464,450	—%	464,450	—%
Servicing assets	24,354	25,050	(3)%	24,710	(1)%	25,079	(3)%
Other intangible assets, net	14,677	15,292	(4)%	16,523	(11)%	17,198	(15)%
Other assets	226,638	187,668	21%	196,332	15%	237,285	(4)%
Total assets	$15,229,495	$14,870,008	2%	$14,206,717	7%	$14,150,021	8%

Liabilities:
Deposits	$12,045,619	$11,734,595	3%	$10,846,609	11%	$10,993,320	10%
FHLB advances and fed funds purchased	836,637	836,994	—%	1,227,593	(32)%	1,018,046	(18)%
Convertible debt	193,332	192,120	1%	—	100%	—	100%
Subordinated debentures	101,657	101,386	—%	100,853	1%	100,590	1%
Accrued interest payable	31,717	24,594	29%	15,961	99%	13,740	131%
Other liabilities	115,953	74,643	55%	87,446	33%	89,894	29%
Total liabilities	13,324,915	12,964,332	3%	12,278,462	9%	12,215,590	9%

Stockholders’ Equity:
Common stock, $0.001 par value	$136	$136	—%	$136	—%	$135	1%
Capital surplus	1,422,685	1,421,679	—%	1,405,014	1%	1,403,586	1%
Retained earnings	636,080	607,944	5%	544,886	17%	540,921	18%
Treasury stock, at cost	(100,000)	(78,961)	(27)%	—	100%	—	100%
Accumulated other comprehensive loss, net	(54,321)	(45,122)	(20)%	(21,781)	(149)%	(10,211)	(432)%
Total stockholders’ equity	1,904,580	1,905,676	—%	1,928,255	(1)%	1,934,431	(2)%
Total liabilities and stockholders’ equity	$15,229,495	$14,870,008	2%	$14,206,717	7%	$14,150,021	8%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000		150,000,000
Common stock shares - outstanding	130,074,103	131,167,705		135,511,891		135,467,176
Treasury stock shares	5,565,696	4,361,740		—		—

Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2018	6/30/2018	% change	9/30/2017	% change	9/30/2018	9/30/2017	% change
Interest income:
Interest and fees on loans	$153,366	$146,188	5%	$136,822	12%	$437,497	$388,631	13%
Interest on securities	11,957	10,899	10%	9,540	25%	32,957	26,394	25%
Interest on federal funds sold and other investments	2,503	2,823	(11)%	1,281	95%	7,692	3,894	98%
Total interest income	167,826	159,910	5%	147,643	14%	478,146	418,919	14%

Interest expense:
Interest on deposits	37,022	30,610	21%	20,376	82%	92,481	53,001	74%
Interest on other borrowings and convertible debt	7,657	6,481	18%	4,004	91%	19,631	10,930	80%
Total interest expense	44,679	37,091	20%	24,380	83%	112,112	63,931	75%

Net interest income before provision for loan losses	123,147	122,819	—%	123,263	—%	366,034	354,988	3%
Provision for loan losses	7,300	2,300	217%	5,400	35%	12,100	13,760	(12)%
Net interest income after provision for loan losses	115,847	120,519	(4)%	117,863	(2)%	353,934	341,228	4%

Noninterest income:
Service fees on deposit accounts	4,569	4,613	(1)%	5,151	(11)%	13,983	15,668	(11)%
Net gains on sales of SBA loans	2,331	3,480	(33)%	3,631	(36)%	9,261	10,148	(9)%
Net gains on sales of other loans	477	431	11%	847	(44)%	2,104	1,619	30%
Other income and fees	6,070	6,745	(10)%	6,617	(8)%	23,218	22,529	3%
Total noninterest income	13,447	15,269	(12)%	16,246	(17)%	48,566	49,964	(3)%

Noninterest expense:
Salaries and employee benefits	36,969	40,575	(9)%	35,987	3%	116,929	105,099	11%
Occupancy	7,837	7,418	6%	7,131	10%	22,494	21,479	5%
Furniture and equipment	3,710	4,023	(8)%	3,642	2%	11,454	10,611	8%
Advertising and marketing	1,986	2,737	(27)%	2,217	(10)%	7,022	8,035	(13)%
Data processing and communications	3,513	3,574	(2)%	3,221	9%	10,582	9,503	11%
Professional fees	3,950	4,474	(12)%	3,239	22%	11,530	10,401	11%
FDIC assessment	1,788	1,611	11%	1,262	42%	5,166	3,276	58%
Credit related expenses	658	926	(29)%	(2,487)	N/A	2,356	(491)	N/A
Other real estate owned (“OREO”) expense, net	(56)	45	N/A	678	N/A	(115)	2,863	N/A
Merger-related expenses	—	—	—%	260	(100)%	(7)	1,769	N/A
Other	7,100	6,246	14%	6,687	6%	20,126	21,028	(4)%
Total noninterest expense	67,455	71,629	(6)%	61,837	9%	207,537	193,573	7%
Income before income taxes	61,839	64,159	(4)%	72,272	(14)%	194,963	197,619	(1)%
Income tax provision	15,461	16,629	(7)%	27,708	(44)%	49,823	76,158	(35)%
Net income	$46,378	$47,530	(2)%	$44,564	4%	$145,140	$121,461	19%

Earnings Per Common Share:
Basic	$0.36	$0.36		$0.33		$1.09	$0.90
Diluted	$0.36	$0.36		$0.33		$1.09	$0.90

Average Shares Outstanding:
Basic	130,268,992	133,061,304		135,382,457		132,930,437	135,296,332
Diluted	130,525,474	133,352,841		135,630,912		133,214,069	135,661,965

Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	For the Three Months Ended (Annualized)			For the Nine Months Ended (Annualized)
Profitability measures:	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017
ROA	1.24%	1.30%	1.30%	1.32%	1.20%
ROE	9.76%	9.89%	9.26%	10.09%	8.54%
Return on average tangible equity [1]	13.06%	13.18%	12.36%	13.46%	11.46%
Net interest margin	3.47%	3.61%	3.83%	3.58%	3.78%
Efficiency ratio	49.38%	51.87%	44.32%	50.06%	47.80%
Noninterest expense / average assets	1.80%	1.96%	1.80%	1.89%	1.91%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	9/30/2018			6/30/2018			9/30/2017
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$11,781,091	$153,366	5.16%	$11,364,229	$146,188	5.16%	$10,712,856	$136,822	5.07%
Securities available for sale	1,844,493	11,957	2.57%	1,732,908	10,899	2.52%	1,743,610	9,540	2.17%
FHLB stock and other investments	446,390	2,503	2.22%	561,230	2,823	2.02%	299,305	1,281	1.70%
Total interest earning assets	$14,071,974	$167,826	4.73%	$13,658,367	$159,910	4.70%	$12,755,771	$147,643	4.59%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,237,673	$11,526	1.41%	$3,342,685	$10,438	1.25%	$3,526,846	$8,127	0.91%
Savings	228,218	486	0.84%	228,381	442	0.78%	258,383	348	0.53%
Time deposits	5,344,464	25,010	1.86%	4,919,465	19,730	1.61%	4,053,577	11,901	1.16%
Total interest bearing deposits	8,810,355	37,022	1.67%	8,490,531	30,610	1.45%	7,838,806	20,376	1.03%
FHLB advances	837,412	3,703	1.75%	846,014	3,681	1.75%	764,691	2,698	1.40%
Convertible debt	192,541	2,299	4.67%	102,979	1,198	4.60%	—	—	—%
Subordinated debentures	97,589	1,655	6.64%	97,315	1,602	6.51%	96,524	1,306	5.29%
Total interest bearing liabilities	9,937,897	$44,679	1.78%	9,536,839	$37,091	1.56%	8,700,021	$24,380	1.11%
Noninterest bearing demand deposits	3,041,489			3,053,338			2,993,441
Total funding liabilities/cost of funds	$12,979,386		1.37%	$12,590,177		1.18%	$11,693,462		0.83%
Net interest income/net interest spread		$123,147	2.95%		$122,819	3.14%		$123,263	3.48%
Net interest margin			3.47%			3.61%			3.83%

Cost of deposits:
Noninterest bearing demand deposits	$3,041,489	$—	—%	$3,053,338	$—	—%	$2,993,441	$—	—%
Interest bearing deposits	8,810,355	37,022	1.67%	8,490,531	30,610	1.45%	7,838,806	20,376	1.03%
Total deposits	$11,851,844	$37,022	1.24%	$11,543,869	$30,610	1.06%	$10,832,247	$20,376	0.75%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Nine Months Ended
	9/30/2018			9/30/2017
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$11,416,238	$437,497	5.12%	$10,544,898	$388,631	4.93%
Securities available for sale	1,750,802	32,957	2.52%	1,640,784	26,394	2.15%
FRB and FHLB stock and other investments	506,802	7,692	2.03%	362,265	3,894	1.44%
Total interest earning assets	$13,673,842	$478,146	4.68%	$12,547,947	$418,919	4.46%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,327,101	$30,828	1.24%	$3,474,077	$23,291	0.90%
Savings	230,909	1,352	0.78%	277,264	914	0.44%
Time deposits	4,932,912	60,301	1.63%	4,025,360	28,796	0.96%
Total interest bearing deposits	8,490,922	92,481	1.46%	7,776,701	53,001	0.91%
FHLB advances	885,332	$11,453	1.73%	714,048	7,176	1.34%
Convertible debt	99,212	3,498	4.65%	—	—	—%
Other borrowings	97,320	4,680	6.34%	96,220	3,754	5.14%
Total interest bearing liabilities	9,572,786	$112,112	1.57%	8,586,969	$63,931	1.00%
Noninterest bearing demand deposits	3,012,501			2,930,937
Total funding liabilities/cost of funds	$12,585,287		1.19%	$11,517,906		0.74%
Net interest income/net interest spread		$366,034	3.11%		$354,988	3.46%
Net interest margin			3.58%			3.78%

Cost of deposits:
Noninterest bearing demand deposits	$3,012,501	$—	—%	$2,930,937	$—	—%
Interest bearing deposits	8,490,922	92,481	1.46%	7,776,701	53,001	0.91%
Total deposits	$11,503,423	$92,481	1.07%	$10,707,638	$53,001	0.66%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Nine Months Ended
AVERAGE BALANCES:	9/30/2018	6/30/2018	% change	9/30/2017	% change	9/30/2018	9/30/2017	% change
Loans receivable, including loans held for sale	$11,781,091	$11,364,229	4%	$10,712,856	10%	$11,416,238	$10,544,898	8%
Investments	2,290,883	2,294,138	—%	2,042,915	12%	2,257,604	2,003,049	13%
Interest earning assets	14,071,974	13,658,367	3%	12,755,771	10%	13,673,842	12,547,947	9%
Total assets	15,019,224	14,596,963	3%	13,737,532	9%	14,613,094	13,516,139	8%

Interest bearing deposits	8,810,355	8,490,531	4%	7,838,806	12%	8,490,922	7,776,701	9%
Interest bearing liabilities	9,937,897	9,536,839	4%	8,700,021	14%	9,572,786	8,586,969	11%
Noninterest bearing demand deposits	3,041,489	3,053,338	—%	2,993,441	2%	3,012,501	2,930,937	3%
Stockholders’ equity	1,899,853	1,922,290	(1)%	1,924,444	(1)%	1,917,696	1,895,393	1%
Net interest earning assets	4,134,077	4,121,528	—%	4,055,750	2%	4,101,056	3,960,978	4%

LOAN PORTFOLIO COMPOSITION:	9/30/2018	6/30/2018	% change	12/31/2017	% change	9/30/2017	% change
Commercial loans	$2,318,213	$2,287,482	1%	$1,947,533	19%	$2,005,290	16%
Real estate loans	8,639,857	8,512,740	1%	8,508,222	2%	8,438,064	2%
Consumer and other loans	969,835	872,562	11%	647,102	50%	521,459	86%
Loans outstanding	11,927,905	11,672,784	2%	11,102,857	7%	10,964,813	9%
Unamortized deferred loan fees - net of costs	(723)	(1,344)	(46)%	(282)	156%	(1,839)	(61)%
Loans, net of deferred loan fees and costs	11,927,182	11,671,440	2%	11,102,575	7%	10,962,974	9%
Allowance for loan losses	(90,629)	(89,881)	1%	(84,541)	7%	(83,633)	8%
Loan receivable, net	$11,836,553	$11,581,559	2%	$11,018,034	7%	$10,879,341	9%

REAL ESTATE LOANS BY PROPERTY TYPE:	9/30/2018	6/30/2018	% change	12/31/2017	% change	9/30/2017	% change
Retail buildings	$2,388,343	$2,319,429	3%	$2,375,588	1%	$2,314,867	3%
Hotels/motels	1,663,543	1,628,890	2%	1,631,314	2%	1,595,787	4%
Gas stations/car washes	964,019	970,094	(1)%	964,246	—%	979,378	(2)%
Mixed-use facilities	694,961	659,949	5%	624,401	11%	614,255	13%
Warehouses	927,767	929,089	—%	915,465	1%	913,217	2%
Multifamily	457,282	440,130	4%	455,463	—%	435,088	5%
Other	1,543,942	1,565,159	(1)%	1,541,745	—%	1,585,472	(3)%
Total	$8,639,857	$8,512,740	1%	$8,508,222	2%	$8,438,064	2%

DEPOSIT COMPOSITION	9/30/2018	6/30/2018	% change	12/31/2017	% change	9/30/2017	% change
Noninterest bearing demand deposits	$3,020,819	$3,038,265	(1)%	$2,998,734	1%	$3,049,998	(1)%
Money market and other	3,247,420	3,282,642	(1)%	3,332,703	(3)%	3,685,973	(12)%
Saving deposits	229,081	229,746	—%	240,509	(5)%	243,042	(6)%
Time deposits	5,548,299	5,183,942	7%	4,274,663	30%	4,014,307	38%
Total deposit balances	$12,045,619	$11,734,595	3%	$10,846,609	11%	$10,993,320	10%

DEPOSIT COMPOSITION (%)	9/30/2018	6/30/2018		12/31/2017		9/30/2017
Noninterest bearing demand deposits	25.1%	25.9%		27.6%		27.7%
Money market and other	27.0%	28.0%		30.7%		33.5%
Saving deposits	1.9%	1.9%		2.2%		2.2%
Time deposits	46.0%	44.2%		39.5%		36.6%
Total deposit balances	100.0%	100.0%		100.0%		100.0%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	9/30/2018	6/30/2018	12/31/2017	9/30/2017
Total stockholders’ equity	$1,904,580	$1,905,676	$1,928,255	$1,934,431
Common Equity Tier 1 ratio	11.61%	11.74%	12.30%	12.29%
Tier 1 risk-based capital ratio	11.61%	12.52%	13.11%	13.10%
Total risk-based capital ratio	13.10%	13.24%	13.82%	13.81%
Tier 1 leverage ratio	10.13%	11.06%	11.54%	11.78%
Total risk weighted assets	$12,747,343	$12,527,248	$11,965,215	$11,935,561
Book value per common share	$14.64	$14.53	$14.23	$14.28
Tangible common equity to tangible assets [2]	9.66%	9.91%	10.54%	10.63%
Tangible common equity per share [2]	$10.96	$10.87	$10.68	$10.72

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:
	Three Months Ended
	9/30/2018	6/30/2018	12/31/2017	9/30/2017
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$1,904,580	$1,905,676	$1,928,255	$1,934,431
Less: Goodwill and core deposit intangible assets, net	(479,127)	(479,742)	(480,973)	(481,648)
Tangible common equity	$1,425,453	$1,425,934	$1,447,282	$1,452,783

Total assets	$15,229,495	$14,870,008	$14,206,717	$14,150,021
Less: Goodwill and core deposit intangible assets, net	(479,127)	(479,742)	(480,973)	(481,648)
Tangible assets	$14,750,368	$14,390,266	$13,725,744	$13,668,373

Common shares outstanding	130,074,103	131,167,705	135,511,891	135,467,176

Tangible common equity to tangible assets	9.66%	9.91%	10.54%	10.63%
Tangible common equity per share	$10.96	$10.87	$10.68	$10.72

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES:	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Balance at beginning of period	$89,881	$86,461	$84,541	$83,633	$80,074	$84,541	$79,343
Provision for loan losses	7,300	2,300	2,500	3,600	5,400	12,100	13,760
Recoveries	315	2,383	488	1,078	3,072	3,186	4,170
Charge offs	(6,867)	(1,263)	(1,068)	(3,770)	(4,913)	(9,198)	(13,640)
Balance at end of period	$90,629	$89,881	$86,461	$84,541	$83,633	$90,629	$83,633
Net charge offs/average loans receivable (annualized)	0.22%	(0.04)%	0.02%	0.10%	0.07%	0.07%	0.07%

	Three Months Ended					Nine Months Ended
NET CHARGED OFF (RECOVERED) LOANS BY TYPE:	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Real estate loans	$6,004	$(390)	$(37)	$342	$314	$5,577	$2,588
Commercial loans	230	(949)	291	2,170	1,293	(428)	6,133
Consumer loans	318	219	326	180	234	863	749
Total net charge offs (recoveries)	$6,552	$(1,120)	$580	$2,692	$1,841	$6,012	$9,470

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Loans on nonaccrual status [3]	$56,299	$68,226	$68,152	$46,775	$43,323
Delinquent loans 90 days or more on accrual status [4]	401	3,030	1,894	407	407
Accruing troubled debt restructured loans	52,521	49,219	59,596	67,250	64,807
Total nonperforming loans	109,221	120,475	129,642	114,432	108,537
Other real estate owned	8,981	8,656	8,261	10,787	17,208
Total nonperforming assets	$118,202	$129,131	$137,903	$125,219	$125,745
Nonperforming assets/total assets	0.78%	0.87%	0.95%	0.88%	0.89%
Nonperforming assets/loans receivable & OREO	0.99%	1.11%	1.22%	1.13%	1.15%
Nonperforming assets/total capital	6.21%	6.78%	7.09%	6.49%	6.50%
Nonperforming loans/loans receivable	0.92%	1.03%	1.15%	1.03%	0.99%
Nonaccrual loans/loans receivable	0.47%	0.58%	0.60%	0.42%	0.40%
Allowance for loan losses/loans receivable	0.76%	0.77%	0.77%	0.76%	0.76%
Allowance for loan losses/nonaccrual loans	160.98%	131.74%	126.86%	180.74%	193.05%
Allowance for loan losses/nonperforming loans	82.98%	74.61%	66.69%	73.88%	77.05%
Allowance for loan losses/nonperforming assets	76.67%	69.60%	62.70%	67.51%	66.51%

[3]    Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $23.1 million, $26.0 million, $21.9 million, $22.1 million, and $21.5 million at September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively.

[4]    Excludes purchased credit impaired loans that are delinquent 90 or more days totaling $16.6 million, $17.8 million, $17.0 million, $18.1 million, and $20.4 million at September 30, 2018. June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively.

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS BY TYPE:	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Retail buildings	$3,112	$3,138	$8,034	$8,183	$6,807
Hotels/motels	—	—	1,265	1,273	1,279
Mixed-use facilities	5,994	6,026	2,852	129	131
Warehouses	7,219	7,462	7,615	5,577	5,185
Other [5]	36,196	32,593	39,830	52,088	51,405
Total	$52,521	$49,219	$59,596	$67,250	$64,807

[5] Includes commercial business and other loans

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Legacy
30 - 59 days	$26,872	$11,872	$22,126	$16,092	$8,857
60 - 89 days	2,773	8,542	2,102	1,724	3,572
Total	$29,645	$20,414	$24,228	$17,816	$12,429

Acquired
30 - 59 days	$5,240	$5,911	$9,158	$4,242	$1,429
60 - 89 days	18	124	1,011	1,895	1,687
Total	$5,258	$6,035	$10,169	$6,137	$3,116

Total accruing delinquent loans 30-89 days past due	$34,903	$26,449	$34,397	$23,953	$15,545

Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Legacy
Real estate loans	$13,275	$10,153	$12,272	$9,008	$7,850
Commercial loans	986	7,380	1,994	1,302	3,771
Consumer loans	15,384	2,881	9,962	7,506	808
Total	$29,645	$20,414	$24,228	$17,816	$12,429

Acquired
Real estate loans	$4,703	$4,849	$7,537	$3,937	$2,323
Commercial loans	555	338	2,280	1,244	793
Consumer loans	—	848	352	956	—
Total	$5,258	$6,035	$10,169	$6,137	$3,116

Total accruing delinquent loans 30-89 days past due	$34,903	$26,449	$34,397	$23,953	$15,545

NONACCRUAL LOANS BY TYPE	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Real estate loans	$35,614	$34,537	$37,093	$22,194	$31,453
Commercial loans	19,119	31,250	29,446	23,099	10,682
Consumer loans	1,566	2,439	1,613	1,482	1,188
Total nonaccrual loans	$56,299	$68,226	$68,152	$46,775	$43,323

CRITICIZED LOANS	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Legacy
Special mention	$179,723	$101,435	$140,588	$151,413	$131,785
Substandard	171,767	191,787	180,631	179,795	197,993
Doubtful	429	5,852	108	—	216
Loss	1	—	—	—	—
Total criticized loans - legacy	$351,920	$299,074	$321,327	$331,208	$329,994

Acquired
Special mention	$38,023	$38,059	$55,494	$63,478	$93,443
Substandard	130,078	159,613	163,429	173,427	148,615
Doubtful	444	419	477	362	1,285
Loss	—	—	3	—	—
Total criticized loans - acquired	$168,545	$198,091	$219,403	$237,267	$243,343

Total criticized loans	$520,465	$497,165	$540,730	$568,475	$573,337

Table Page 10